Lydall, Inc	Telephone 860-646-1233
One Colonial Road	Facsimile 860-646-4917
Manchester, CT 06042-2378	www.lydall.com

Exhibit 99.1
NewsRelease
LYDALL ANNOUNCES FINANCIAL RESULTS
FOR THE FIRST QUARTER ENDED MARCH 31, 2019

MANCHESTER, CT - April 30, 2019 - LYDALL, INC. (NYSE: LDL) today announced financial results for the first quarter ended March 31, 2019.

HIGHLIGHTS - Q1 2019 vs. Q1 2018

GAAP Financials

•	Net sales of $218.0 million, up 13.8%

–	Acquisitions completed in Q3 2018 contributed growth of 17.6%

–	Unfavorable foreign currency translation of 3.3%

•	Gross margin of 19.3%, down 130 basis points

•	Operating margin of 4.2%, down 310 basis points

–	Incremental intangibles amortization of $3.9 million, or 180 basis points

•	Earnings per share ("EPS") of $0.22, compared to $0.64

–	Incremental intangibles amortization of $0.18 per share

–	Incremental interest expense of $0.14 per share

•	Cash generated from operations of $14.4 million, compared to cash usage of $4.0 million

Non-GAAP Financial Measures*

•	Organic sales growth of 1.1%

•	Adjusted gross margin of 19.5%, down 130 basis points

•	Adjusted operating margin of 4.7%, down 300 basis points

•	Adjusted EPS of $0.28, compared to adjusted $0.67 per share

•	Adjusted EBITDA of $21.8 million, compared to $21.5 million

*Reconciliations of the Non-GAAP financial measures to Lydall’s GAAP financial results are included at the end of this release. See also “Use of Non-GAAP Financial Measures” below.

Dale G. Barnhart, President and Chief Executive Officer, stated, “We reported consolidated sales growth of nearly 14%, driven by the acquired Interface business. Organic sales growth was 1.1%, led by 3.6% from the Performance Materials segment. The Interface business was accretive to the Performance Materials segment's gross margin, but weakness in Interface's sealing products end markets, combined with lower gross margin from the Thermal Acoustical Solutions and the Technical Nonwovens segments, resulted in consolidated adjusted EBITDA being modestly above the first quarter of 2018. We are, however, pleased that the Thermal Acoustical Solutions segment continued its trend of sequential quarterly improvement in parts gross margin.

"We had strong cash generation from operations of over $14 million during the quarter, a significant improvement from first quarter 2018, which allowed us to pay down $7 million of outstanding borrowings on our credit facility and fund capital investments."

Q1 2019 Results

Net sales increased by $26.4 million, or 13.8%, to $218.0 million, compared to $191.7 million in the first quarter of 2018 primarily from the acquisition of Interface Performance Materials ("Interface"), which increased Performance Materials ("PM") segment net sales by $32.9 million. Organic sales growth was 3.6% in the PM segment driven primarily by improved sales of filtration products. The Technical Nonwovens ("TNW") segment reported organic sales growth of 1.5% from improved demand for industrial filtration products, partially offset by lower advanced materials sales. The Thermal Acoustical Solutions ("TAS") segment reported a 1.5% reduction in organic sales primarily from reduced parts sales in North America.

Gross margin was 19.3%, compared to 20.6% in the first quarter of 2018. The PM segment favorably impacted consolidated gross margin by approximately 300 basis points due to higher gross margin Interface sales, which was offset primarily by the TAS segment, and to a lesser extent, the TNW segment. The TAS segment gross margin was negatively impacted by increased material and labor expenses and unfavorable product mix. The TNW segment gross margin was negatively impacted by product mix and commodity inflation, which was partially offset by improved customer pricing.

Operating margin was 4.2%, down 310 basis points, compared to the first quarter of 2018 due to incremental intangible assets amortization of 180 basis points and lower gross margin of 130 basis points. Adjusted EBITDA margin was 10.0% compared to 11.2% in the first quarter of 2018. Lower operating income of $3.1 million from the TAS segment, and to a lesser extent the TNW segment, led to the reduction in adjusted EBITDA margin in the quarter.

Interest expense increased by $3.1 million, compared to the first quarter of 2018, due to borrowings incurred to finance the Interface acquisition.

The effective tax rate in the first quarter was 22.0% compared to 16.1% in the first quarter of 2018. Increased tax valuation allowance expenses and less tax benefits related to stock compensation primarily contributed to a higher tax rate in the first quarter of 2019.

Net income was $3.9 million, or $0.22 per diluted share, compared to $11.1 million, or $0.64 per diluted share in the first quarter of 2018. Adjusted earnings per share were $0.28, including incremental intangibles amortization of $0.18 per share, compared to $0.67 per share in the first quarter of 2018.

Liquidity

Cash was $47.9 million at March 31, 2019, compared to $49.2 million at December 31, 2018. Net cash provided by operations was $14.4 million in the first quarter of 2019 compared to cash used in operations of $4.0 million in the first quarter of 2018 as improved tooling collections and accounts payable timing led to improvement. As of March 31, 2019, there was approximately $108 million of availability under the Company's credit facility.

Outlook

Mr. Barnhart concluded, "As we enter the second quarter, demand remains generally steady in the Thermal Acoustical Solutions and the Technical Nonwovens segments.  In the Performance Materials segment, we are continuing to experience stable conditions in filtration markets, but we expect weakness to persist in the sealing products end markets during the quarter.  EBITDA will be favorably impacted by the Interface acquisition, and we anticipate continued operational improvements in Thermal Acoustical Solutions and seasonally higher sales in Technical Nonwovens to drive incremental EBITDA compared to the first quarter.  We remain focused on cost control and margin improvement plans across the businesses as well as working capital initiatives to enhance cash flow generation."

Conference Call

Lydall will host a conference call on May 1, 2019, at 10:00 a.m. Eastern Time to discuss results for its first quarter ended March 31, 2019 as well as general matters related to its businesses and markets. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. In addition, the audio of the call will be webcast live and will be available for replay on the Company's website at www.lydall.com in the Investor Relations' Section. A recording of the call will be available from 12:00 p.m. Eastern Time on May 1, 2019 through 11:59 p.m. Eastern Time on May 8, 2019 at (877) 344-7529, from within the U.S., or (412) 317-0088, internationally, pass code 10130798. Additional information, including a presentation outlining key financial data supporting the conference call, can be found on the Company’s website www.lydall.com under the Investors Relations’ section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including organic sales, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted earnings per share, consolidated and segment EBITDA and adjusted EBITDA. The attached financial tables address the non-GAAP measures used in this press release and reconcile non-GAAP measures to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures helps investors gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Adjusted segment EBITDA is used as a basis to internally evaluate the financial performance of the Company's segments because the Company believes it reflects current core operating performance and provides an indicator of the segment's ability to generate cash. Non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements about the outlook for second quarter of 2019, the Company's ability to successfully integrate the Interface businesses and improve margins and cash flow generation across the Company may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the execution of restructuring programs, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, foreign currency volatility, swings in consumer confidence and spending, unstable economic growth, raw material pricing and supply issues, fluctuations in unemployment rates, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2018.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut with global manufacturing operations producing specialty engineered products for the thermal/acoustical and filtration/separation markets. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

-MORE-

For further information:
Brendan Moynihan
Vice President, Financial Planning and Investor Relations
Telephone 860-646-1233
Facsimile 860-646-4917
info@lydall.com
www.lydall.com

Summary of Operations
In thousands except per share data
(Unaudited)
	Quarters Ended
	March 31,
	2019	2018

Net sales	$218,025	$191,660
Cost of sales	175,969	152,153
Gross profit	42,056	39,507

Selling, product development and administrative expenses	33,006	25,471
Operating income	9,050	14,036

Interest expense	3,628	540
Other expense, net	399	315
Income before income taxes	5,023	13,181

Income tax expense	1,106	2,123
Loss from equity method investment	27	4
Net income	$3,890	$11,054

Earnings per share:
Basic	$0.23	$0.64
Diluted	$0.22	$0.64

Weighted average number of common shares outstanding	17,254	17,164
Weighted average number of common shares and equivalents outstanding	17,318	17,339

Summary of Segment Information
and Corporate Office Expenses
In thousands
(Unaudited)
	Quarters Ended
	March 31,
	2019	2018
Net Sales

Performance Materials Segment (1)	$64,580	$30,693
Technical Nonwovens Segment (2)	65,606	67,541
Thermal Acoustical Solutions	94,313	101,437
Eliminations and Other (2)	(6,474)	(8,011)
Consolidated Net Sales	$218,025	$191,660

Operating Income

Performance Materials Segment (1)	$1,459	$2,641
Technical Nonwovens Segment	4,734	5,006
Thermal Acoustical Solutions	9,491	12,614
Corporate Office Expenses	(6,634)	(6,225)
Consolidated Operating Income	$9,050	$14,036

(1)
The Performance Materials segment reports results of Interface and PCC for the periods following the dates of acquisitions of August 31, 2018 and July 12, 2018, respectively, and included $4.0 million of incremental intangible assets amortization for the quarter ended March 31, 2019.

(2)
Included in the Technical Nonwovens segment and Eliminations and Other is $4.7 million and $7.1 million in intercompany sales to the Thermal Acoustical Solutions segment for the quarters ended March 31, 2019 and 2018, respectively.

Financial Position
In thousands except ratio data
(Unaudited)
	March 31, 2019	December 31, 2018

Cash and cash equivalents	$47,874	$49,237
Working capital	$191,664	$195,732
Total debt	$317,767	$324,813
Stockholders' equity	$373,214	$369,275
Total capitalization	$690,981	$694,088
Total debt to total capitalization	46.0%	46.8%

Cash Flows
In thousands	Quarters Ended
(Unaudited)	March 31,
	2019	2018

Net cash provided by (used for) operating activities	$14,370	$(3,962)
Net cash used for investing activities	$(8,983)	$(7,676)
Net cash used for financing activities	$(7,110)	$(214)
Depreciation and amortization	$11,935	$7,220
Capital expenditures	$(9,239)	$(7,676)

Common Stock Data
	Quarters Ended March 31,
	2019	2018

High	$31.71	$51.85
Low	$19.96	$42.51
Close	$23.46	$48.25

During the first quarter of 2019, 8,665,659 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Non-GAAP Measures
In thousands except ratio and per share data
(Unaudited)

The following tables address the non-GAAP measures used in this press release and reconcile the non-GAAP measures to the most directly comparable GAAP measures:

	Quarters Ended March 31,
	2019	2018

Net sales	$218,025	$191,660

Gross Profit, as reported	$42,056	$39,507
TNW restructuring expenses	351	449
Gross Profit, adjusted	$42,407	$39,956

Gross Margin, as reported	19.3%	20.6%
Gross Margin, adjusted	19.5%	20.8%

Operating income, as reported	$9,050	$14,036
Strategic initiatives expenses	841	122
TNW restructuring expenses	376	534
Operating income, adjusted	$10,267	$14,692

Operating margin, as reported	4.2%	7.3%
Operating margin, adjusted	4.7%	7.7%

Diluted earnings per share, reported	$0.22	$0.64
Strategic initiatives expenses	$0.05	$0.01
TNW restructuring expenses	$0.02	$0.03
Tax effect of above adjustments	$(0.01)	$(0.01)
Diluted earnings per share, adjusted	$0.28	$0.67

This press release reports adjusted results for the quarters ended March 31, 2019 and 2018, which excludes strategic initiatives expenses and restructuring expenses in the Technical Nonwovens segment.

CONSOLIDATED AND SEGMENT EBITDA/ADJUSTED EBITDA
In thousands except ratio data
(Unaudited)

The following tables report consolidated and segment earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA for the quarters ended March 31, 2019 and 2018. The Company uses segment operating income (loss) for the purpose of calculating segment EBITDA and adjusted EBITDA. Adjusted EBITDA excludes strategic initiatives expenses and restructuring expenses.

	For the Quarter Ended March 31, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net Income						$3,890
Interest expense						3,628
Income tax expense						1,106
Other expense, net						399
Loss from equity method investment						27
Operating income	$1,459	$4,734	$9,491	$15,684	$(6,634)	$9,050
Depreciation and amortization	6,170	3,143	2,432	11,745	173	11,918
Other expense, net	—	—	—	—	399	399
Loss from equity method investment	—	27	—	27	—	27
EBITDA	$7,629	$7,850	$11,923	$27,402	$(6,860)	$20,542
% of net sales	11.8%	12.0%	12.6%	12.2%		9.4%

Strategic initiatives expenses	$—	$—	$—	$—	$841	$841
TNW restructuring expenses	—	376	—	376	—	376
EBITDA, adjusted	$7,629	$8,226	$11,923	$27,778	$(6,019)	$21,759
% of net sales	11.8%	12.5%	12.6%	12.4%		10.0%

	For the Quarter Ended March 31, 2018
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net Income						$11,054
Interest expense						540
Income tax expense						2,123
Other expense, net						315
Loss from equity method investment						4
Operating income	$2,641	$5,006	$12,614	$20,261	$(6,225)	$14,036
Depreciation and amortization	1,022	3,622	2,336	6,980	161	7,141
Other expense, net	—	—	—	—	315	315
Loss from equity method investment	—	4	—	4	—	4
EBITDA	$3,663	$8,624	$14,950	$27,237	$(6,379)	$20,858
% of net sales	11.9%	12.8%	14.7%	13.6%		10.9%

Strategic initiatives expenses	$—	$—	$—	$—	$122	$122
TNW restructuring expenses	—	534	—	534	—	534
EBITDA, adjusted	$3,663	$9,158	$14,950	$27,771	$(6,257)	$21,514
% of net sales	11.9%	13.6%	14.7%	13.9%		11.2%

Organic Sales
(Unaudited)

	Quarter Ended March 31, 2019
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	110.4%	(2.9)%	(7.0)%	13.8%
Acquisitions	109.9%	—%	—%	17.6%
Change in tooling sales	—%	—%	(3.1)%	(1.6)%
Foreign currency translation	(3.1)%	(4.4)%	(2.4)%	(3.3)%
Organic sales growth	3.6%	1.5%	(1.5)%	1.1%

This press release provides information regarding organic sales change, defined as net sales change excluding (1) sales from acquired businesses (2) the impact of foreign currency translation and (3) tooling sales. Management believes that the presentation of organic sales change is useful to investors because it enables them to assess, on a consistent basis, sales trends related to the Company selling products to customers, without the impact of foreign currency rate changes that are not under management's control and do not reflect the performance of the Company and management. Tooling sales are excluded because tooling revenue is not generated from selling the Company's products to customers, but rather is reimbursement from our customers for the design and production of tools used by the Company in our manufacturing processes. Tooling sales can be sporadic and may mask underlying business conditions and obscure business trends.